CONFIDENTIAL

Exhibit 10.37

Amendment No. 1 to the Confidential Consulting Agreement

This Amendment No. 1 to the Consulting Agreement (this “Amendment”), effective October 13, 2018 (the “Amendment Effective Date”), is made and entered into by and between Five Prime Therapeutics, Inc., a Delaware corporation (“Client”), and FLG Partners, LLC, a California limited liability company (“FLG”).

Background

A.Client and FLG are parties to the Confidential Consulting Agreement, dated April 13, 2018 (the “Agreement”).

B.Pursuant to Section 11(G) of the Agreement, any term or provision of the Agreement may be amended only by a writing signed by the parties.

C.Client and FLG desire to amend certain provisions of the Agreement as set forth in this Amendment.

Now, therefore, Client and FLG agree as follows:

1.Amendment of the Agreement. Client and FLG agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date.  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement.

2.Term.  Section 6 of Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth below:

“Term. The later of twelve months from the Effective Date or upon the completion of Services, unless earlier terminated pursuant to Paragraph 4 of the Agreement.”

3.Miscellaneous.

3.1Full Force and Effect. All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect.

3.2Entire Agreement.  The Agreement, as amended by this Amendment, sets forth the entire understanding of Client and FLG relating to the subject matter thereof and supersedes all prior agreements and understandings between Client and FLG relating to the subject matter thereof.

3.3Modification.  This Amendment may not be modified or amended in any way unless done so in accordance with Section 11(G) of the Agreement.

3.4Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement.  The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind Client and FLG to the terms and conditions of this Amendment.

LGL-7045

CONFIDENTIAL

In Witness Whereof, Client and FLG have executed this Amendment with effect as of the Amendment Effective Date.

Five Prime Therapeutics, Inc. By: /s/ Jeff Coon Name: Jeff Coon Title: SVP, Human Resources	FLG Partners, LLC By: /s/ Jeffrey Kuhn Name: Jeffrey Kuhn Title: Administrative Partner

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LGL-7045